Exhibit 99.3

                      PLAN OF CONVERSION AND REORGANIZATION
                                       OF
                             PROVIDENT BANCORP, MHC

                                TABLE OF CONTENTS

1.   INTRODUCTION ..........................................................................    1
2.   DEFINITIONS ...........................................................................    2
3.   PROCEDURES FOR CONVERSION .............................................................    8
4.   HOLDING COMPANY APPLICATIONS AND APPROVALS ............................................   10
5.   SALE OF SUBSCRIPTION SHARES ...........................................................   10
6.   PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES ......................................   11
7.   RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY ...............................   12
8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY) ......................   12
9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY) ...............................   13
10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY) .........   13
11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY) ................................   14
12.  COMMUNITY OFFERING AND MERGER SHARES ..................................................   14
13.  SYNDICATED COMMUNITY OFFERING/UNDERWRITTEN PUBLIC OFFERING ............................   15
14.  LIMITATION ON PURCHASES ...............................................................   16
15.  PAYMENT FOR SUBSCRIPTION SHARES .......................................................   17
16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS ..........................   18
17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT .......................   19
18.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES .....................................   19
19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT ..................................................   20
19A. ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION ....................................   21
20.  VOTING RIGHTS OF STOCKHOLDERS .........................................................   22
21.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION ......................................   22
22.  REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION ...   23
23.  TRANSFER OF DEPOSIT ACCOUNTS ..........................................................   23
24.  REGISTRATION AND MARKETING ............................................................   23
25.  TAX RULINGS OR OPINIONS ...............................................................   23
26.  STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS .........................................   24
27.  RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY ...............................   24
28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK ..........................................   25
29.  CHARTER AND BYLAWS ....................................................................   26
30.  CONSUMMATION OF CONVERSION AND EFFECTIVE DATE .........................................   26
31.  EXPENSES OF CONVERSION ................................................................   26
32.  AMENDMENT OR TERMINATION OF PLAN ......................................................   26
33.  CONDITIONS TO CONVERSION ..............................................................   26
34.  INTERPRETATION ........................................................................   27


                                       (i)

EXHIBIT A   AGREEMENT OF MERGER BETWEEN PROVIDENT BANCORP, INC. AND PROVIDENT
            BANK

EXHIBIT B   AGREEMENT OF MERGER BETWEEN PROVIDENT BANCORP, MHC AND PROVIDENT
            BANK

EXHIBIT C   AGREEMENT OF MERGER BETWEEN PROVIDENT BANK AND PROVIDENT INTERIM
            BANK III

EXHIBIT D   CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY

EXHIBIT E   BYLAWS OF THE HOLDING COMPANY


                                      (ii)

                    PLAN OF CONVERSION AND REORGANIZATION OF
                             PROVIDENT BANCORP, MHC

1.    INTRODUCTION

      This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of Provident Bancorp, MHC, a federal mutual holding company (the "Mutual Holding Company"), into the capital stock form of organization. The Mutual Holding Company currently owns a majority of the common stock of Provident Bancorp, Inc., a federal stock corporation (the "Mid-Tier Holding Company") that owns 100% of the common stock of Provident Bank (the "Bank"), a federal stock savings association that is headquartered in Montebello, New York. A new Delaware stock holding company (the "Holding Company") will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and issue Holding Company Common Stock in the Conversion and Merger. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization, which will, among other things, permit the Holding Company to acquire the Acquiree Corporation in the Merger. The Holding Company will offer its Common Stock in the Offering upon the terms and conditions set forth herein. The subscription rights granted to Participants in the Subscription Offering are set forth in Sections 8 through 11 hereof. All sales of Holding Company Common Stock in the Community Offering, Syndicated Community Offering or Underwritten Public Offering will be at the sole discretion of the Board of Directors of the Bank and the Holding Company. As part of the Conversion and the Exchange Offering, each Minority Stockholder will receive Holding Company Common Stock in exchange for Minority Shares. The Conversion will have no impact on depositors, borrowers or customers of the Bank. After the Conversion, the Bank's insured deposits will continue to be insured by the FDIC to the extent provided by applicable law.

      In furtherance of the Bank's commitment to its community, this Plan provides for the establishment of a charitable foundation as part of the Conversion. The Foundation is intended to complement the Bank's existing community reinvestment activities in a manner that will allow the Bank's local communities to share in the growth and profitability of the Holding Company and the Bank over the long term. Consistent with the Bank's goal, the Holding Company intends to donate to the Foundation cash and shares of Common Stock, in an aggregate amount equal to 4% of the value of the shares of Conversion Stock sold in the Conversion.

      This Plan has been adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank. This Plan also must be approved by (i) a majority of the total number of votes entitled to be cast by Voting Members of the Mutual Holding Company at a Special Meeting of Members to be called for that purpose, and (ii) at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company at a Special Meeting of Stockholders to be called for that purpose, including at least a majority of the outstanding shares owned by Minority Stockholders. The OTS must approve this Plan before it is presented to Voting Members and stockholders of the Mid-Tier Holding Company for their approval.

2.    DEFINITIONS

      For the purposes of this Plan, the following terms have the following meanings:

      Account Holder - Any Person holding a Deposit Account in the Bank.

      Acquiree Bank - Ellenville National Bank, Ellenville, New York.

      Acquiree Corporation - E.N.B. Holding Company, Inc., the bank holding company, and its subsidiary national bank, that will be merged into the Holding Company (or a subsidiary thereof) at the closing of, or following, the Conversion.

      Acting in Concert - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

      Affiliate - Any person that controls, is controlled by, or is under common control with another person.

      Appraised Value Range - The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range. The appraisal upon which the Appraised Value Range is based may be an appraisal of the Holding Company, or of the Holding Company and any Acquiree Corporation.

      Associate - The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Mid-Tier Holding Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of this Plan relating to subscriptions in the offering, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock

Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Mid-Tier Holding Company, the Bank or the Holding Company, or any of its parents or subsidiaries.

      Bank - Provident Bank, Montebello, New York.

      Bank Merger - The merger of Interim with the Bank as set forth in this Plan.

      Code - The Internal Revenue Code of 1986, as amended.

      Community - The New York counties of Rockland and Orange.

      Community Offering - The offering for sale to certain members of the general public directly by the Holding Company of shares not subscribed for in the Subscription Offering.

      Control - (including the terms "controlled by," "controlling" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Conversion - The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Offering and the Exchange Offering.

      Conversion Stock - The Subscription Shares and the Exchange Shares.

      Deposit Account - Any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts.

      Director - A member of the Board of Directors of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company, as appropriate in the context.

      Eligible Account Holder - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

      Eligibility Record Date - The date for determining Eligible Account Holders of the Bank, which is June 30, 2002.

      Employees - All Persons who are employed by the Bank, the Mid-Tier Holding Company or the Mutual Holding Company.

      Employee Plans - Any one or more Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

      ESOP - The Bank's Employee Stock Ownership Plan and related trust.

      Exchange Offering - The offering and exchange of Holding Company Common Stock to Minority Stockholders in exchange for Minority Shares.

      Exchange Ratio - The rate at which shares of Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Holding Company Common Stock immediately upon completion of the Conversion as the percentage of Mid-Tier Holding Company common stock owned by them in the aggregate immediately prior to the consummation of the Conversion.

      Exchange Shares - The shares of Holding Company Common Stock issued to Minority Stockholders in the Exchange Offering.

      FDIC - The Federal Deposit Insurance Corporation.

      Foundation: The charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the establishment and funding of which is contemplated by Section 19A herein.

      Holding Company - The Delaware corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Holding Company Common Stock will be issued in the Conversion to Participants and others in the Conversion.

      Holding Company Common Stock - The common stock, par value $0.01 per share, of the Holding Company.

      Independent Appraiser - The appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

      Interim - Provident Interim Bank III, the interim federal savings bank subsidiary of the Holding Company established to effect the Conversion.

      Liquidation Account - The interest in the Bank received by Eligible Account Holders and Supplemental Account Holders in exchange for their interest in the Mutual Holding Company in connection with the Conversion.

      Majority Ownership Interest - The percentage of common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company immediately prior to the completion of the Conversion.

      Member - Any Person or entity who qualifies as a member of the Mutual Holding Company pursuant to is charter and bylaws.

      Merger - The merger of the Acquiree Corporation into the Holding Company (or a subsidiary thereof) with the Holding Company as the resulting corporation, which shall occur after consummation of the Conversion.

      Merger Shares - Any shares of Holding Company Common Stock issued to stockholders of Acquiree Corporation in consideration of the Merger.

      MHC Merger - The conversion of the Mutual Holding Company into an interim stock savings bank and subsequent merger with and into the Bank, which shall occur immediately prior to completion of the Conversion, as set forth in this Plan.

      Mid-Tier Holding Company - Provident Bancorp, Inc., the federal corporation that owns 100% of the Bank's Common Stock and any successor thereto.

      Mid-Tier Merger - The conversion of the Mid-Tier Holding Company into an interim stock savings bank and subsequent merger with and into the Bank, which shall occur immediately prior to completion of the Conversion, as set forth in this Plan.

      Minority Shares - Any outstanding common stock of the Mid-Tier Holding Company, or shares of common stock of the Mid-Tier Holding Company issuable upon the exercise of options or grant of stock awards, owned by persons other than the Mutual Holding Company.

      Minority Ownership Interest - The percentage of the Mid-Tier Holding Company's common stock held by stockholders other than the Mutual Holding Company immediately prior to the completion of the Conversion.

      Minority Stockholder - Any owner of Minority Shares.

      Mutual Holding Company - Provident Bancorp, MHC, the mutual holding company of the Mid-Tier Holding Company.

      Offering - The offering and issuance, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering, Syndicated Community Offering or Underwritten Public Offering, as the case may be. The term "Offering" includes any shares of Holding Company Common Stock that (i) are offered for sale but not purchased in the Subscription Offering and Community Offering, and (ii) are issued to stockholders of Acquiree Corporation in consideration of the Merger. The term "Offering" does not include Holding Company Common Stock issued in the Exchange Offering.

      Offering Range - The range of the number of shares of Holding Company Stock offered for sale in the Offering multiplied by the Subscription Price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Interest, divided by the Subscription Price.

      Officer - An executive officer of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company as appropriate in the context, which includes the Chief Executive Officer, President, Senior Vice Presidents, Executive Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

      Order Form - Any form (together with any cover letter and acknowledgments) sent to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.

      Other Member - Any person holding a Deposit Account on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

      OTS - The Office of Thrift Supervision, a division of the United States Department of Treasury.

      Participant - Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, or Other Member.

      Person - An individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

      Plan - This Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

      Prospectus - The one or more documents used in offering the Conversion Stock.

      Qualifying Deposit - The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

      Resident - Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Mutual Holding Company and the Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company and the Bank. A Participant must be a "Resident" for purposes of determining whether such person "resides" in the Community as such term is used in this Plan.

      SEC - The Securities and Exchange Commission.

      Special Meeting of Members - The special meeting of Voting Members and any adjournments thereof held to consider and vote upon this Plan.

      Special Meeting of Stockholders - The special meeting of stockholders of the Mid-Tier Holding Company and any adjournments thereof held to consider and vote upon the Plan.

      Subscription Offering - The offering of Subscription Shares to
Participants.

      Subscription Price - The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.

      Subscription Shares - Shares of Holding Company Common Stock offered for sale in the Offering including Merger Shares issued as described in Section 12. Subscription Shares do not include shares of Holding Company Common Stock issued in exchange for Minority Shares in the Exchange Offering.

      Supplemental Eligible Account Holder - Any Person, other than Directors and Officers of the Bank and the Mid-Tier Holding Company and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

      Supplemental Eligibility Record Date - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

      Syndicated Community Offering - The offering of Subscription Shares, at the sole discretion of the Holding Company, following the Subscription and Community Offerings through a syndicate of broker-dealers.

      Tax-Qualified Employee Stock Benefit Plan - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirements. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

      Underwritten Public Offering - The offering of Holding Company Common Stock following or concurrently with the Subscription Offering and any Community or Syndicated Community Offering by one or more Underwriters on a firm commitment basis pursuant to Section 13.

      Underwriter - Any one or more investment banking firms that agrees in connection with the Conversion to purchase from the Holding Company and sell to the public in an Underwritten Public Offering shares of Holding Company Common Stock not subscribed for in the Subscription Offering, the Community Offering or any Syndicated Community Offering, or issued to stockholders of Acquiree Corporation.

      Voting Member - Any Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company pursuant to its charter and bylaws.

      Voting Record Date - The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Members and/or the Special Meeting of Stockholders.

3.    PROCEDURES FOR CONVERSION

      A. After approval of the Plan by the Boards of Directors of the Bank, the Mid-Tier Holding Company and the Mutual Holding Company, the Plan together with all other requisite material shall be submitted to the OTS for approval. Notice of the adoption of the Plan by the Board of Directors of the Bank and the Board of Directors of the Mutual Holding Company and the submission of the Plan to the OTS for approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by depositors. The Mutual Holding Company also will publish a notice of the filing with the OTS of an application to convert in accordance with the provisions of the Plan.

      B. Promptly following approval by the OTS, the Plan will be submitted to a vote of (i) the Voting Members at the Special Meeting of Members, and (ii) the Stockholders of the Mid-Tier Holding Company at the Special Meeting of Stockholders. The Mutual Holding Company will mail to all Voting Members, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan, which will be submitted to a vote of Voting Members at the Special Meeting of Members. The Holding Company also will mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to other provisions of this Plan. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the proxy statement or by letter addressed to the Bank's Secretary, a copy of the Plan as well as the articles of incorporation or bylaws of the Holding Company. Upon approval of the Plan by at least (i) a majority of the total number of votes entitled to be cast by Voting Members, (ii) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, and (iii) a majority vote of Minority Stockholders present in person or by proxy, the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of the Plan by Voting Members, unless a longer time period is permitted by governing laws and regulations.

      C. The Conversion will be effected as follows, or in any other manner that is consistent with the purposes of this Plan and applicable laws and regulations, including a merger of the Mutual Holding Company into the Mid-Tier Holding Company followed immediately by the Offering. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Board of Directors of the Mutual Holding Company and the Board of Directors of the Bank, and applicable federal and state regulations and policy. Approval of the Plan by Voting Members and stockholders of the Mid-Tier Holding Company also shall constitute approval of each of the transactions necessary to implement the Plan.

            (1) The Bank will establish the Holding Company as a first-tier Delaware-chartered stock holding company subsidiary.

            (2)   Holding Company will charter Interim.

            (3) The Mid-Tier Holding Company will convert to an interim stock savings bank (which shall continue to be referred to as the "Mid-Tier Holding Company") and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity pursuant to the Agreement of Merger attached hereto as Exhibit A between the Mid-Tier Holding Company and the Bank, whereby the Mutual Holding Company will receive, and Minority Stockholders will constructively receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock.

            (4) Immediately after the Mid-Tier Merger, the Mutual Holding Company will convert to an interim stock savings bank and will merge with and into the Bank (the "MHC Merger") pursuant to the Agreement of Merger attached hereto as Exhibit B between the Mutual Holding Company and the Bank, whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

            (5) Immediately after the MHC Merger and the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") pursuant to the Agreement of Merger between the Bank and Interim attached hereto as Exhibit C. Constructive shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

            (6) Immediately after the Bank Merger, the Holding Company will sell the Subscription Shares in the Offering.

      D. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. The basis for exchange of Minority Shares for Holding Company Common Stock shall be fair and reasonable. Options to purchase shares of Mid-Tier Holding Company common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

      E. The Holding Company shall register the Conversion Stock with the SEC and any appropriate state securities authorities. In addition, the Mid-Tier Holding Company shall prepare preliminary proxy materials as well as other applications and information for review by the SEC in connection with the solicitation of stockholder approval of the Plan.

      F. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of the Mid-Tier Holding Company.

      G. The Certificate of Incorporation of the Holding Company (the "Certificate") shall read in the form of Exhibit D.

      H. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company and Mid-Tier Holding Company.

      I. The Boards of Directors of the Holding Company and the Bank also intend to take all necessary steps to establish the Foundation and to fund the Foundation in the manner set forth in Section 19A hereof.

4.    HOLDING COMPANY APPLICATIONS AND APPROVALS

      The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank will take all necessary steps to convert the Mutual Holding Company to stock form, form the Holding Company and complete the Offering. The Holding Company shall make timely applications to the OTS and filings with the SEC for any requisite regulatory approvals to complete the Conversion.

5.    SALE OF SUBSCRIPTION SHARES

      The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the Proxy Statement for the Special Meeting of Members. The Holding Company Common Stock will not be insured by the FDIC. The Bank will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of Holding Company Common Stock.

      Any shares of Holding Company Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in the Community Offering. The

Subscription Offering may begin prior to the Special Meeting of Members and, in that event, the Community Offering also may begin prior to the Special Meeting of Members. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Members, however, is subject to the approval of the Plan by Voting Members and stockholders of the Mid-Tier Holding Company.

      If feasible, any shares of Holding Company Common Stock remaining after the Subscription Offering, and the Community Offering should one be conducted, will be sold in a Syndicated Community Offering or Underwritten Public Offering, or in any manner that will achieve the widest distribution of the Holding Company Common Stock. The Syndicated Community Offering and/or Underwritten Public Offering may be conducted in addition to, or instead of, a Community Offering. The issuance of Holding Company Common Stock in any Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Holding Company Common Stock in the Syndicated Community Offering or Underwritten Public Offering is consummated and only if the required minimum number of shares of Holding Company Common Stock has been issued.

6.    PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

      The total number of shares (or a range thereof) of Conversion Stock to be offered in the Conversion will be determined jointly by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Percentage. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the OTS, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the shares. The number of shares of Conversion Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of Subscription Shares issued in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.

      In the event that the Subscription Price multiplied by the number of shares of Conversion Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank and the Mutual Holding Company shall establish, if all required regulatory approvals are obtained.

      Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company, and the OTS, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering, extend the Conversion and establish a new Subscription Price and/or Appraised Value Range, extend, reopen or hold a new Offering, or take such other action as the OTS may permit.

      The Holding Company Common Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.    RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

      The Holding Company may retain up to 50% of the proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated financial services environment and would facilitate the continued expansion through acquisitions of financial service organizations, continued diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Holding Company Common Stock as permitted by applicable federal and state regulations and policy.

8.    SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

      A. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 50,000 shares of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14.

      B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

      C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates that are based on deposits made by such persons during the 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

9.    SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

      The Employee Plans of the Holding Company and the Bank shall have subscription rights to purchase in the aggregate up to 10% of the Subscription Shares issued in the Offering, including any Subscription Shares to be issued as a result of an increase in the maximum of the Offering Range after commencement of the Subscription Offering and prior to completion of the Conversion. Consistent with applicable laws and regulations and practices and policies, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank. Alternatively, if permitted by the OTS, the Employee Plans may purchase all or a portion of such shares in the open market.

10.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
      PRIORITY)

      A. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 50,000 shares of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of shares Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in
Section 14.

      B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

11.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

      A. Each Other Member shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 50,000 shares of Holding Company Common Stock or 0.10 of the total number of shares of Holding Company Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and to the purchase limitations specified in Section 14.

      B. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the available shares will be allocated to Other Members so as to permit each such subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Other Member has subscribed. Any remaining shares will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Other Member bears to the total amount of the Qualifying Deposits of all Other Member whose subscriptions remain unsatisfied.

12.   COMMUNITY OFFERING AND MERGER SHARES

      A. If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be issued for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Holding Company Common Stock in the Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, next to cover orders of Minority Stockholders as of the Voting Record Date, next to cover orders of any Person who holds a Deposit Account at the Acquiree Bank on the Voting Record Date and thereafter to cover orders of other members of the general public. In the event orders for Holding Company Common Stock in any of these categories exceed the number of shares available for sale, shares any be allocated on a pro rata basis within a category based on the amount of the respective orders. The Holding Company shall use its best efforts consistent with this Plan to distribute Holding Company Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding

Company reserves the right to reject any or all orders in whole or in part, which are received in the Community Offering. Any Person may purchase up to 50,000 shares of Holding Company Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14.

      B. Notwithstanding A above, if subscriptions totaling at least the minimum of the Offering Range are not received in the Subscription Offering in the categories described in Sections 8 through 11 herein, then unsubscribed Subscription Shares may be issued to stockholders of the Acquiree Corporation in exchange for their shares of the Acquiree Corporation or in any other manner that facilitates the completion of the Merger, provided that total Merger Shares, including Merger Shares issued pursuant to this Section 12B, are less than 50% of the outstanding Common Stock of the Holding Company immediately after the closing of the Conversion and Merger.

13.   SYNDICATED COMMUNITY OFFERING/UNDERWRITTEN PUBLIC OFFERING

      If feasible, the Board of Directors may determine to offer Subscription Shares not issued in the Subscription Offering, in a Syndicated Community Offering and/or through an Underwriter in an Underwritten Public Offering, all subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of the Holding Company Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the case of an Underwritten Public Offering, Subscription Shares will be sold to an Underwriter for resale in an Underwritten Public Offering. The price to be paid by the Underwriter for Subscription Shares will be equal to the aggregate price at which such shares were offered in the Subscription Offering, less the amount of an underwriting discount, which will be negotiated by the Holding Company and the Underwriter. In the Syndicated Community Offering and/or Underwritten Public Offering, any Person may purchase up to 50,000 shares of Holding Company Common Stock, subject to the purchase limitations specified in Section 14.

      Provided that the Subscription Offering has begun, the Holding Company may begin the Syndicated Community Offering or Underwritten Public Offering at any time, provided that the completion of the offer and sale of the Holding Company Common Stock will be conditioned upon the approval of the Plan by Voting Members. If the Syndicated Community Offering or Underwritten Public Offering does not begin pursuant to the provisions of the preceding sentence, such offering will begin as soon as practicable following the date upon which the Subscription and Community Offerings terminate. The provisions of Section 14 shall not be applicable to sales to Underwriters in an Underwritten Public Offering for purposes of such an offering, but shall be applicable to the sales by the Underwriters to the public.

      If for any reason a Syndicated Community Offering or an Underwritten Public Offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or Underwritten Public Offering, if possible, the Holding Company will make other arrangements for the disposition of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the OTS.

14.   LIMITATION ON PURCHASES

      The following limitations shall apply to all purchases and issuances of shares of Conversion Stock:

      A. The maximum number of Holding Company Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed 100,000 shares of Holding Company Common Stock, except that the Employee Plans may subscribe for up to 10% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

      B. The maximum number of shares of Holding Company Common Stock which may be issued to or purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 25% of the shares of Holding Company Common Stock issued in the Conversion.

      C. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Holding Company Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

      D. The maximum number of shares of Holding Company Common Stock that may be subscribed for or purchased in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, combined with Exchange Shares received by any such Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed 5.0% of the shares of Holding Company Common Stock issued and outstanding at the completion of the Conversion, except that this limitation shall not apply to the Employee Plans.

      If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Holding Company Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

      Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the receipt of any required approvals of the OTS and without further approval of Voting Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount in the Subscription Offering and may, in the sole discretion of the Holding Company, resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Offering, such limitation may be further increased to 9.99%, provided that orders for Holding Company Common Stock exceeding 5% of the shares of Holding Company Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Offering. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion.

      In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used to fill the Employee Plans orders and then will be allocated in accordance with the priorities set forth in this Plan.

      For purposes of this Section 14, the Directors of the Bank, the Mid-Tier Holding Company and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank, the Mid-Tier Holding Company or the Holding Company.

      Each Person purchasing Holding Company Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

15.   PAYMENT FOR SUBSCRIPTION SHARES

      All payments for Holding Company Common Stock subscribed for in the Subscription Offering and Community Offering must be delivered in full to the Bank or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion.

      Payment for Holding Company Common Stock subscribed for shall be made by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Bank in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received will be paid by the Bank at not less than the passbook rate on payments for Holding Company Common Stock. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.

16.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

      As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Holding Company Common Stock in the Subscription Offering and will be made available for use by those Persons to whom a Prospectus is delivered. Notwithstanding the foregoing, the Holding Company may elect to send Order Forms only to those Persons who request them after receipt of such notice in a form approved by the OTS and which is adequate to apprise the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Members and also may be included in the notice of the pendency of the Conversion and the Special Meeting of Members sent to all Eligible Account Holders in accordance with regulations and policy of the OTS.

      Each Order Form will be preceded or accompanied by a prospectus describing the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:

      A. A specified date by which all Order Forms must be received by the Bank or the Holding Company, which date shall be not less than 20 days, nor more than 45 days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;

      B. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;

      C. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Subscription and Community Offering;

      D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

      E. An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus prior to execution of the Order Form;

      F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Holding Company Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the
Bank); and

      G. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

      Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17.   UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

      In the event Order Forms (a) are not delivered and are returned, or notice of nondelivery is given, to the Holding Company or the Bank by the United States Postal Service, (b) are not received back by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

18.   RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

      The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Holding Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Holding Company Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United

States with respect to which all of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Holding Company Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; and (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

19.   ESTABLISHMENT OF LIQUIDATION ACCOUNT

      The Bank shall establish at the time of the MHC Merger, a Liquidation Account in an amount equal to the greater of: (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, or (b) the retained earnings of the Bank as of the latest financial statements set forth in the prospectus used in connection with the Bank's initial mutual holding company reorganization and minority stock offering. Following the Conversion, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

      In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

      The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such account holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Account Holders. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

      If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

      The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the Liquidation Account; or (ii) the regulatory capital requirements of the Bank.

19A.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

      As part of the Conversion, the Holding Company and the Bank intend to establish the Foundation, which will qualify as an exempt organization under
Section 501(c)(3) of the Internal Revenue Code, and to donate to the Foundation cash and shares of Common Stock, in an aggregate amount equal to 4% of the value of the shares of Conversion Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Bank over the long-term.

      The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic-minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair market value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

      The board of directors of the Foundation generally will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Bank, except that at least one director of the Foundation will be (i) independent of the Holding Company and the Bank and (ii) from the Bank's local community. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

      Establishment of the Foundation must be approved by a majority of the total number of votes entitled to be cast by Voting Members, and by a majority of the total number of votes entitled to be cast by Minority Stockholders.

20.   VOTING RIGHTS OF STOCKHOLDERS

      Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

21.   RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

      A. All Subscription Shares purchased by Directors or Officers of the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

      B. The restriction on disposition of Subscription Shares set forth above in this Section shall not apply to the following:

            (1) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and

            (2) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

      C. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

            (1) Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

            (2) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

            (3) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Conversion Stock.

22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

      For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

23.   TRANSFER OF DEPOSIT ACCOUNTS

      Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

24.   REGISTRATION AND MARKETING

      Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

25.   TAX RULINGS OR OPINIONS

      Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to applicable state tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

26.   STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

      A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.

      B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved all employee stock benefit plans maintained by the Bank and the Mid-Tier Holding Company and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Mid-Tier Holding Company pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Mid-Tier Holding Company common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Mid-Tier Holding Company common stock and all rights to elect to make payment in Mid-Tier Holding Company common stock under any agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under any plan or program of the Bank or the Mid-Tier Holding Company, shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under all stock option plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Mid-Tier Holding Company common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

      C. The Holding Company and the Bank are authorized to enter into employment agreements with their executive officers.

      D. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable requirements of federal regulations.

27.   RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

      A.    (1)   The charter of the Bank may contain a provision stipulating that no person, except the Holding Company, for a period of five years following the closing date of the Conversion, may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of Directors.

            (2) For a period of three years from the date of consummation of the Conversion, no person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank without the prior written consent of the OTS.

      B. The Certificate of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company may contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

      C. For the purposes of this section:

            (1) The term "person" includes an individual, a firm, a corporation or other entity;

            (2) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

            (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

            (4) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C.ss.8c(a)(10).

28.   PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

      A. The Holding Company shall comply with any applicable regulation in the repurchase of any shares of its capital stock following consummation of the Conversion.

      B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the liquidation account or (ii) the federal or state regulatory capital requirements.

29.   CHARTER AND BYLAWS

      By voting to adopt this Plan, Voting Members will be voting to adopt the Certificate of Incorporation and Bylaws for the Holding Company attached as Exhibits D and E to this Plan.

30.   CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

      The Effective Date of the Conversion shall be the date upon which the Articles of Combination (or similar documents) shall be filed with OTS with respect to the MHC Merger, the Mid-Tier Merger and the Bank Merger. The Articles of Combination shall be filed after all requisite regulatory, depositor and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The Closing of the sale of all shares of Holding Company Common Stock sold in the Offering shall occur simultaneously on the effective date of the Closing.

31.   EXPENSES OF CONVERSION

      The Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

32.   AMENDMENT OR TERMINATION OF PLAN

      If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from the OTS or otherwise at any time prior to solicitation of proxies from Voting Members and Mid-Tier Holding Company stockholders to vote on this Plan by the Board of Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the OTS. Any amendment to this Plan made after approval by Voting Members and Mid-Tier Holding Company stockholders with the approval of the OTS shall not necessitate further approval by Voting Members unless otherwise required by the OTS. The Board of Directors of the Mutual Holding Company may terminate this Plan at any time prior to the Special Meeting of Members and the Special Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

      By adoption of the Plan, Voting Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.

33.   CONDITIONS TO CONVERSION

      Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

      A. Prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 25 hereof;

      B. The issuance of the Subscription Shares offered in the Conversion; and

      C. The completion of the Conversion within the time period specified in
Section 3 of this Plan.

34.   INTERPRETATION

      All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the OTS.

Dated: July 1, 2003.

                                    EXHIBIT A

                           AGREEMENT OF MERGER BETWEEN
               PROVIDENT BANCORP, INC., PROVIDENT INTERIM BANK I,
                               AND PROVIDENT BANK

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
             PROVIDENT BANCORP, INC., PROVIDENT INTERIM BANK I, AND
                                 PROVIDENT BANK

      THIS AGREEMENT OF MERGER (the "Mid-Tier Merger Agreement") dated as of ____ __, 2002, is made by and between Provident Bancorp, Inc., a federal corporation (the "Mid-Tier Holding Company"), Provident Bank, a federal savings association (the "Bank"), and Provident Interim Bank I, an interim federal savings bank ("Interim I").

                                R E C I T A L S :

      1. The Mid-Tier Holding Company is a federal corporation that owns 100% of the common stock of the Bank.

      2. Contemporaneously with the transactions contemplated by this Mid-Tier Merger Agreement, the Mid-Tier Holding Company will exchange its charter for that of Interim I and Interim I will merge with and into the Bank with the Bank as the surviving entity.

      3. At least two-thirds of the members of the boards of directors of the Bank and the Mid-Tier Holding Company have approved this Mid-Tier Merger Agreement whereby Interim I shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "Mid-Tier Merger"), and have authorized the execution and delivery thereof.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. Merger. At and on the Effective Date of the Mid-Tier Merger, (i) the Mid-Tier Holding Company will exchange its charter for that of Interim I, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), and (ii) the Minority Stockholders of the Mid-Tier Holding Company shall constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock and the Mutual Holding Company shall receive shares of Bank common stock in exchange for its Mid-Tier Holding Company common stock.

      2. Effective Date. The Mid-Tier Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the shares held by Minority Stockholders, and (iii) a majority of Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the Mid-Tier Merger. Approval of the Plan by the Voting Members shall constitute approval of the Mid-Tier Merger Agreement by the Voting Members. Approval of the Plan by stockholders of the Mid-Tier Holding Company, including the Minority Stockholders, shall constitute approval of the Mid-Tier Merger Agreement by such stockholders.

      3. Name. The name of the Resulting Institution shall be Provident Bank.

      4. Offices. The main banking office of the Resulting Institution shall be 400 Rella Boulevard, Montebello, New York. The branch offices of the Bank that were in lawful operation prior to the Mid-Tier Merger shall be operated as branch offices of the Resulting Institution.

      5. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

      6. Rights and Duties of the Resulting Institution. At the Effective Date, the Mid-Tier Holding Company shall convert to Interim I, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings association as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company, the Bank and Interim I shall be transferred automatically to and vested in the Resulting Institution by virtue of the Mid-Tier Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mid-Tier Holding Company and Interim I. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company, the Bank and Interim I immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, the Bank and Interim I, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company, the Bank and Interim I. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of Interim I and the Mid-Tier Holding Company. All rights of creditors and other obligees and all liens on property of the Bank, the Mid-Tier Holding Company and Interim I shall be preserved and shall not be released or impaired.

      7. Other Terms. All terms used in this Mid-Tier Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Mid-Tier Merger Agreement and the Conversion.

      IN WITNESS WHEREOF, the Mid-Tier Holding Company, Interim I and the Bank have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.

                                            Provident Bancorp, Inc.
                                            (a federal corporation)
ATTEST:

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer


                                            Provident Bank
                                            (a federal savings association)
ATTEST:

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer


ATTEST:                                     Provident Interim Bank I
                                            (an interim federal savings bank)

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer

                                    EXHIBIT B

                           AGREEMENT OF MERGER BETWEEN
                             PROVIDENT BANCORP, MHC,
                  PROVIDENT INTERIM BANK II, AND PROVIDENT BANK

                                    EXHIBIT B

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                             PROVIDENT BANCORP, MHC,
                  PROVIDENT INTERIM BANK II, AND PROVIDENT BANK

      THIS AGREEMENT OF MERGER (the "MHC Merger Agreement"), dated as of ____ __, 2002, is made by and between Provident Bancorp, MHC, a federal corporation (the "Mutual Holding Company"), Provident Bank, a federal savings association (the "Bank"), and Provident Interim Bank II, an interim federal savings bank ("Interim II").

                                R E C I T A L S:

      1. The Mutual Holding Company is a federal corporation that owns a majority of the common stock of the Bank as a result of the merger of Provident Bancorp, Inc., a federal corporation, into the Bank (the "Mid-Tier Merger") immediately prior to the merger provided for in this MHC Merger Agreement.

      2. Contemporaneously with the transactions contemplated by this MHC Merger Agreement, the Mutual Holding Company will exchange its charter for that of Interim II and Interim II will merge with and into the Bank with the Bank as the resulting entity.

      3. At least two-thirds of the members of the boards of directors of the Bank and the Mutual Holding Company have approved this MHC Merger Agreement whereby Interim II will be merged with and into the Bank with the Bank as the surviving or resulting institution (the "MHC Merger"), and authorized the execution and delivery thereof.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. Merger. At and on the Effective Date of the MHC Merger, (i) the Mutual Holding Company shall exchange its charter for that of Interim II, and will merge with and into the Bank with the Bank as the resulting entity (the "Resulting Institution"), whereupon shares of Bank common stock owned by the Mutual Holding Company shall be canceled. As part of the MHC Merger, each Eligible Account Holder and Supplemental Eligible Account Holder (as defined in the Plan of Conversion and Reorganization (the "Plan")), shall automatically receive an interest in the Liquidation Account established in the Bank, in exchange for such person's interest in the Mutual Holding Company set forth in the Plan.

      2. Effective Date. The MHC Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority vote of the shares held by Minority Stockholders, and
(iii) a majority of Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the MHC Merger. Approval of the Plan by the Voting Members shall constitute approval of the MHC Merger Agreement by the Voting Members. Approval of the Plan by the stockholders of the Mid-Tier Company, including the Minority Stockholders, shall constitute approval of the MHC Merger Agreement by such stockholders.

      3. Name. The name of the Resulting Institution shall be Provident Bank.

      4. Offices. The main banking office of the Resulting Institution shall be 400 Rella Boulevard, Montebello, New York. The branch offices of the Bank that were in lawful operation prior to the MHC Merger shall be operated as branch offices of the Resulting Institution.

      5. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

      6. Rights and Duties of the Resulting Institution. At the Effective Date, the MHC Holding Company shall convert to Interim II, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings association as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company, the Bank and Interim II shall be transferred automatically to and vested in the Resulting Institution by virtue of the MHC Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank, the Mutual Holding Company and Interim II. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mutual Holding Company, the Bank and Interim II immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Mutual Holding Company, the Bank and Interim II, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mutual Holding Company, the Bank and Interim II. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of the Mutual Holding Company, the Bank and Interim II shall be preserved and shall not be released or impaired.

      7. Other Terms. All terms used in this MHC Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this MHC Merger Agreement and the Conversion.

IN WITNESS WHEREOF, the Mutual Holding Company, Interim II and the Bank have caused this MHC Merger Agreement to be executed as of the date first above written.

                                            Provident Bancorp, Inc.
                                            (a federal corporation)
ATTEST:

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer


                                            Provident Bank
                                            (a federal savings association)
ATTEST:

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer


ATTEST:                                     Provident Interim Bank II
                                            (an interim federal savings bank)

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer

                                    EXHIBIT C

                       FORM OF AGREEMENT OF MERGER BETWEEN
                 PROVIDENT BANK, PROVIDENT INTERIM BANK III, AND
                             PROVIDENT BANCORP, INC.

                                    EXHIBIT C

                       FORM OF AGREEMENT OF MERGER BETWEEN
                 PROVIDENT BANK, PROVIDENT INTERIM BANK III, AND
                             PROVIDENT BANCORP, INC.

      THIS AGREEMENT OF MERGER (the "Bank Merger Agreement") dated as of _________, 2002, is made by and between Provident Bank, a federal savings association (the "Bank"), Provident Bancorp, Inc., a Delaware corporation (the "Holding Company"), and Provident Interim Bank III, an interim federal savings bank ("Interim III").

                                R E C I T A L S :

      1. The Bank is a federal savings association that prior to the transactions contemplated by this Bank Merger Agreement and the Plan of Conversion and Reorganization of Provident Bancorp, MHC (the "Plan"), was a wholly-owned subsidiary of Provident Bancorp, Inc. (the "Mid-Tier Holding Company"), a federal corporation.

      2. The Holding Company was formed as a wholly-owned subsidiary of the Bank to facilitate and effect the Conversion.

      3. The Holding Company has organized Interim III as a wholly-owned subsidiary to effect and facilitate the Conversion.

      4. Immediately prior to the transactions contemplated by this Bank Merger Agreement, (i) the Mid-Tier Holding Company will convert to Provident Interim Bank I, an interim federal savings bank and merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity, (ii) the Minority Stockholders will constructively receive, and the Mutual Holding Company will receive, shares of Bank common stock in exchange for their Mid-Tier Holding Company common stock, and (iii) Provident Bancorp, MHC will convert to Interim Savings Bank II, an interim federal savings bank, and merge with and into the Bank with the Bank as the resulting entity (the "MHC Merger").

      5. At least two-thirds of the members of the boards of directors of the Bank and Interim III have approved this Bank Merger Agreement under which Interim III will merge with and into the Bank with the Bank as the surviving or resulting institution (the "Bank Merger"), and have authorized the execution and delivery thereof.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. Merger. At and on the Effective Date of the Bank Merger and immediately after the Mid-Tier Merger and the MHC Merger, Interim III will merge with and into the Bank with the Bank as the surviving entity (the "Resulting Institution"). Stockholders of the Bank will exchange the shares of Bank common stock that they either actually or constructively received in the Mid-Tier Merger for Holding Company Common Stock. As a result of the Bank Merger, the Holding Company will own 100% of the common stock of the Bank.

      2. Stock Offering. Contemporaneously with the Bank Merger, the Holding Company will sell shares of its common stock in the Offering as described in the Plan.

      3. Effective Date. The Bank Merger shall not be effective until and unless it is approved by the Office of Thrift Supervision (the "OTS") after approval by at least (i) two-thirds of the outstanding common stock of the Mid-Tier Holding Company, (ii) a majority of the shares held by Minority Stockholders, and (iii) a majority of the Voting Members, and the Articles of Combination shall have been filed with the OTS with respect to the Bank Merger. Approval of the Plan by the Voting Members shall constitute approval of this Bank Merger Agreement by the Voting Members.

      4. Name. The name of the Resulting Institution shall be Provident Bank.

      5. Offices. The main banking office of the Resulting Institution shall be 400 Rella Boulevard, Montebello, New York. The branch offices of the Bank that were in lawful operation prior to the Merger shall be operated as branch offices of the Resulting Institution.

      6. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

      7. Rights and Duties of the Resulting Institution. At the Effective Date, Interim III shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings association as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim III and the Bank shall be transferred automatically to and vested in the Resulting Institution by virtue of such Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Bank and Interim III. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Interim III and the Bank immediately prior to the Bank Merger, including liabilities for all debts, obligations and contracts of Interim III and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of Interim III or the Bank. The stockholders of the Resulting Institution shall possess all voting rights with respect to the shares of stock of the Bank and Interim III. All rights of creditors and other obligees and all liens on property of Interim III and the Bank shall be preserved and shall not be released or impaired.

      8. Other Terms. All terms used in this Bank Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Bank Merger Agreement and the Conversion.

      IN WITNESS WHEREOF, the Bank, the Holding Company and Interim III have caused this Bank Merger Agreement to be executed as of the date first above written.

                                            Provident Bank
                                            (a federal savings association)
ATTEST:

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer


                                            Provident Interim Bank III
                                            (an interim federal savings bank)
ATTEST:

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer


                                            Provident Bancorp, Inc.
                                            (a Delaware corporation)
ATTEST:

___________________________________     By: ____________________________________
Carol Benoist, Corporate Secretary          George Strayton, President and Chief
                                              Executive Officer

                                    EXHIBIT D

               CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PROVIDENT BANCORP, INC.

      FIRST: The name of the Corporation is Provident Bancorp, Inc. (hereinafter referred to as the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH:

      A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is one hundred eighty-five million (85,000,000) consisting of:

            1. Ten million (10,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the "Preferred Stock"); and

            2. Seventy-five million (75,000,000) shares of Common Stock, par value one cent ($0.01) per share (the "Common Stock").

      B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

      C. 1. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast subject to this Section C of this Article FOURTH, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

            2. The following definitions shall apply to this Section C of this Article FOURTH:

                  (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

                  (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                        (1) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

                        (2) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more clauses of Section A of Article EIGHTH) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

                        (3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

                        and provided further, however, that (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any Affiliate thereof), and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                  (c) A "person" shall mean any individual, firm, corporation, or other entity.

            3. The Board of Directors shall have the power to construe and apply the provisions of this Section C of Article FOURTH and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this section to the given facts, or (v) any other matter relating to the applicability or effect of this Section C of Article FOURTH.

            4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this Section C of Article FOURTH as may reasonably be requested of such person.

            5. Except as otherwise provided by law or expressly provided in this Section C of Article FOURTH, the presence, in person or by proxy, of holders of a majority of the shares of capital stock of the Corporation entitled to vote at the meeting (after giving effect, if required, to the provisions of this Section C of Article FOURTH) shall constitute a quorum at all meetings of the stockholders (unless or except to the extent that the presence of a larger number may be required by law), and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock (after giving effect, if required, to the provisions of this Section C of Article FOURTH).

            6. Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section C of Article FOURTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

            7. In the event any provision (or portion thereof) of this Section C of Article FOURTH shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section C of Article FOURTH shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that such remaining provision (or portion thereof) of this section remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

            A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

            B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Stockholders shall not be permitted to cumulate their votes for the election of Directors.

            C. Subject to the rights of any class or series of Preferred Stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

            D. Special meetings of stockholders of the Corporation may be called
      (i) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board") or (ii) as otherwise provided in the Bylaws.

      SIXTH:

      A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

      B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

      C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

      D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation ("Article FOURTH")), voting together as a single class.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of the majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

      EIGHTH:

      A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this section:

            1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

            2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

            3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the then-outstanding common stock of the Corporation and its Subsidiaries, except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

            4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

            5. any reclassification or combination of securities, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportional share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of an Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock") (after giving effect to the provision of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or otherwise.

      The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

      B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote (after giving effect, if required, to the provisions of Section C of Article FOURTH), or such vote as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

            1. The Business Combination shall have been approved by two-thirds of the Disinterested Directors (as hereinafter defined).

            2. All of the following conditions shall have been met:

                  (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                        (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                        (2) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.

                  (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested

                        Stockholder has previously acquired any shares of a particular class of Voting Stock):

                        (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or
                              (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                        (2) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                        (3) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                  (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Voting Stock. If the Interested Stockholder has previously paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                  (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                  (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

      C. For the purposes of this Article EIGHTH:

            1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

            2. "Interested Stockholder" shall mean any person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

                  (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                  (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

                  (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            3. For purposes of this Article EIGHTH, "beneficial ownership" shall be determined in the manner provided in Section C of Article FOURTH hereof.

            4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

            5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

            7. "Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sales price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

            8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

            9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (a) and (b) of paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

      D. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the common stock of the Corporation and its Subsidiaries. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

      E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

      F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

      NINTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on: the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); the communities in which the Corporation and its Subsidiaries operate or are located; the ability of the Corporation to fulfill its corporate objectives as a savings or bank holding company; and the ability of its subsidiary bank to fulfill its corporate objectives under applicable statutes and regulations.

      TENTH:

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

      C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

      D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

      E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

      ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

      TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

      THIRTEENTH: The name and mailing address of the sole incorporator are as follows:

      Name                             Mailing Address
      ----                             ---------------

      Edward A. Quint                  5335 Wisconsin Avenue, N.W.
                                       Suite 400
                                       Washington, D.C. 20015

      I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 30th day of June, 2003.


                                        ________________________________________
                                        Edward A. Quint
                                        Incorporator

                                    EXHIBIT E

                          BYLAWS OF THE HOLDING COMPANY

                                     BYLAWS

                                       OF

                             PROVIDENT BANCORP, INC.

                            ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

      A. An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

      B. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or
(c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

      C. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the date of the Corporation's proxy materials for the preceding year's annual meeting of stockholders ("Proxy Statement Date"); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and
(iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

      D. Notwithstanding anything in the second sentence of the third paragraph of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the Proxy Statement Date, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      E. Only persons nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

      F. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      G. Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this
Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2. Special Meetings.

      A. Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

      B. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of Section 1 of this
Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected as such meeting.

      C. Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3. Notice of Meetings.

      Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

      When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

      At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of those represented in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

      If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

      If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.

      Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6. Conduct of Business.

      The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders, will vote at the meeting shall be announced at the meeting.

Section 7. Proxies and Voting.

      At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph, may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

      All elections of Directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Stock List.

      A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting in the manner provided by law.

      The stock list shall also be open to the examination of any such stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting.

      Subject to the rights of the holders of any class of series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                         ARTICLE II - BOARD OF DIRECTORS

Section 1. General Powers, Number and Term of Office.

      The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, except in the absence of such designation such number shall be ten (10). The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

      The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years, thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Section 2. Vacancies and Newly Created Directorships.

      Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office (and not by stockholders), though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent Director.

Section 3. Regular Meetings.

      Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

      Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission or electronic transmission of the same not less than twenty-four
(24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.


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

Section 5. Quorum.

      At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

      Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

      At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic from if the minutes are maintained in electronic form.

Section 8. Powers.

      The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (1) To declare dividends, from time to time in accordance with law;

            (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

            (4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

            (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

            (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

            (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

Section 9. Compensation of Directors.

      Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10. Qualification.

      A. No person seventy-five (75) years of age or above shall be eligible for election, reelection, appointment or reappointment to the board of directors of the Corporation. No director shall serve as a director of the Company beyond the annual meeting of the Corporation that immediately follows the director becoming age seventy-five (75).

      B. Any person nominated, appointed or elected to the Board of Directors, in order to qualify as such, shall own at least 100 shares of the Corporation's common stock, and shall reside or work in a county in which Provident Bank (the banking subsidiary of the Corporation) maintains an office (at the time of appointment or election) or in a county contiguous to a county in which Provident Bank maintains an office.

                            ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors.

      The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.


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

Section 2. Conduct of Business.

      Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic from if the minutes are maintained in electronic form.

Section 3. Nominating Committee

      The Board of Directors may appoint a Nominating Committee of the Board, consisting of not less than three (3) members. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these Bylaws in order to determine compliance with such Bylaw and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.

                              ARTICLE IV - OFFICERS

Section 1. Generally.

            (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, a Chief Executive Officer and President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

            (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors (without prejudice to contract rights under any employment agreement that may have been entered into).

            (c) All Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective Offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.


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

Section 2. Chairman of the Board of Directors.

      The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in general executive capacity and unless the Board has designated another person, when present, shall preside at all meetings of the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

Section 3. Chief Executive Officer and President.

      The Chief Executive Officer and President (the "Chief Executive Officer") shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of Chief Executive Officer and President or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board), employees and agents of the Corporation.

Section 4. Vice President.

      The Vice President or Vice Presidents shall perform the duties of the Chief Executive Officer in his absence or during his inability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

Section 5. Secretary.

      The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

Section 6. Treasurer.

      The Treasurer shall be the Comptroller of the Corporation and shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer may be designated the Chief Financial Officer. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. Subject to the


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

direction of the Board of Directors, the Treasurer shall have the power to sign all stock certificates.

Section 7. Assistant Secretaries and Other Officers.

      The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 8. Action with Respect to Securities of Other Corporations.

      Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to, any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK

Section 1. Certificates of Stock.

      Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the Chief Executive Officer, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

      Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to


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

notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

      In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

      The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

Section 1. Notices.

      If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2. Waivers.

      A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


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

                           ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.

      In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

      The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

Section 3. Reliance Upon Books, Reports and Records.

      Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

      The fiscal year of the Corporation shall end on September 30 of every year.

Section 5. Time Periods.

      In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE VIII - AMENDMENTS

      The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of

Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.


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